    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1999.

                           Registration No. 333-75749

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 VIRAGEN, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                               59-2101668
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                              865 S.W. 78th Avenue
                                   Suite 100
                              Plantation, FL 33324
                            Telephone (954) 233-8746
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

                                                 James M. Schneider, Esq.
                   Gerald Smith                  Robert J. Burnett, Esq.
               Chairman of the Board       Atlas, Pearlman, Trop & Borkson, P.A.
                   Viragen, Inc.                        Suite 1900
           865 S.W. 78th Avenue, Suite 100       200 East Las Olas Boulevard
               Plantation, Florida 33324        Fort Lauderdale, Florida 33301
                   (954) 233-8746                     (954) 763-1200
                   -------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

                                                               Proposed                Proposed
                                                               Maximum                 Maximum
Title of                                Amount                 Offering                Aggregate               Amount of
Shares to be                            to be                  Price Per               Offering                Registration
Registered                              Registered             Share(1)                Price(1)                Fee
------------                            ----------             ---------               --------                ------------
Common stock, $.01 par
value per share issuable upon
the conversion of 8%
redeemable convertible
promissory notes                         9,912,622(2)           $0.52                  $5,155,000                $1,562

Common stock issuable upon
exercise of common stock
purchase warrants                          932,039(3)            0.52                     485,000                   147

Common stock issuable upon
exercise of common stock
purchase warrants                          155,339(4)            0.52                      81,000                    25
                                        ----------                                     ----------                ------

Total                                   11,000,000                                     $5,721,000                $1,734
                                        ==========                                     ==========                ======

         (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended based on the average of the high and low sale price for our common stock, $.01 par value per share, as reported on the Nasdaq National Market System at March 31, 1999.

         (2) Includes up to an aggregate of 9,912,622 shares of our common stock issuable upon the conversion of our 8% redeemable convertible notes convertible at the lesser of $0.50 or the lowest closing bid price of our common stock during the 10 consecutive trading days immediately preceding each conversion date of the notes.

         (3) Includes up to an aggregate of 932,039 shares of our common stock issuable upon the exercise of warrants exercisable at the lower of $0.50 or the lowest closing bid price of our common stock during the 10 consecutive trading days immediately preceding each conversion date of the notes.

         (4) Includes an aggregate of up to 155,339 shares of our common stock issuable upon the exercise of warrants exercisable at $.773.

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the notes and warrants but not as a result of pure adjustments attributable to changes in market price.

Viragen, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Viragen shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION
                               ____________, 1999

                  Selling Security Holder Offering Prospectus

                                 VIRAGEN, INC.

                       11,000,000 shares of common stock


                  Viragen, Inc. is registering up to 11,000,000 shares of its common stock issuable to the selling security holders upon the conversion of promissory notes and the exercise of warrants.

                  OTC Bulletin Board Symbol: VRGN
                  Recent Price: $0.65 at July 8, 1999


We will not receive any proceeds from the sale of common stock from the accounts of the selling security holders. We may however receive proceeds from the exercise of the warrants.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "HIGH RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

High Risk Factors.........................................................................................         3

Where You Can Find More Information.......................................................................         7

Incorporation of Certain Information by Reference.........................................................         7

The Company...............................................................................................         8

Selling Security Holders..................................................................................         9

Plan of Distribution......................................................................................        11

Description of Securities.................................................................................        12

Legal Matters.............................................................................................        13

Experts...................................................................................................        13

Indemnification...........................................................................................        13

                               HIGH RISK FACTORS

An investment in our common stock is very risky. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors:

IF WE HAVE CONTINUING LOSSES AND A CONTINUING LACK OF REVENUES FROM OPERATIONS SINCE WE HAVE NOT RECEIVED THE NECESSARY REGULATORY APPROVALS TO MARKET OUR PRODUCT, IT MAY BE NECESSARY FOR US TO TERMINATE OPERATIONS

Since the organization of Viragen, Inc., we have incurred operating losses. The net loss for our fiscal year ended June 30, 1998 was $7,856,136. As of March 31, 1999, our net loss for that nine month period was $7,490,642.
At March 31, 1999, we had a total deficit since organization of $47,357,982.

We presently produce a single product known as natural human leukocyte derived alpha interferon. However, because the United States Food and Drug Administration and the European Union regulatory authorities have not yet approved our natural interferon product, we cannot sell this product. Therefore, we have no current source of income from operations.

We will not be able to reduce our losses or operate profitably until we obtain the necessary approvals to sell natural interferon. While we currently have a 10% interest in a separate product for the treatment of rheumatoid arthritis, sales of natural interferon are expected to be our primary source of income. Investors must understand that our natural interferon product may never receive the necessary approvals from regulatory authorities. In addition, even if approval is received, we may not be able to recover sufficient profit from the sale of natural interferon. If we do not obtain the required approvals or profit from the sale of natural interferon or other products, Viragen most likely will be forced to terminate its operations. In that case, those who have invested in Viragen will likely lose their entire investment.

VIRAGEN HAS RECENTLY BEEN DELISTED FROM NASDAQ. IF THE PENNY STOCK RULES BECOME APPLICABLE TO OUR STOCK, IT MAY BECOME MORE DIFFICULT TO SELL OUR STOCK

On June 28, 1999, the Nasdaq Stock Market delisted our common stock because the hearing review panel was concerned that we would not be able to maintain a closing bid price for our common stock of at least $1.00, as well as continue to meet Nasdaq's minimum $4 million net worth requirement. As a result, our common stock is now traded on the OTC Bulletin Board, which is a more limited market than the Nasdaq Stock Market. Stocks quoted in this market generally do not have the same following as stocks traded on the Nasdaq Stock Market. Compared to stocks included in the Nasdaq Stock Market, OTC Bulletin Board stocks are generally not quoted in the stock market tables in local and national newspapers. In addition, our common stock could become subject to the penny stock rules under the Securities Exchange Act of 1934, if we do not maintain a minimum tangible net worth of at least $2 million.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock which is not exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock which is not exempt from the penny stock rules, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of purchases in our common stock and trading activity in the secondary market for Viragen's common stock. If our common stock becomes subject to the penny stock rules, it will be more difficult for you to sell the common stock which may reduce the value of your investment.

COMPETITION IN PHARMACEUTICAL INDUSTRY IN PRODUCTS OFFERED AND FOR FUNDING MAY FORCE US TO TERMINATE OPERATIONS

Competition for investment capital and market share in the immunological and pharmaceutical products industry is very strong . Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. Our competitors also have greater financial, marketing and human resources than Viragen. Some of our competitors, such as Hoffman-La Roche, Inc., Schering-Plough Corporation, Glaxo-Wellcome, Biogen, Inc., Chiron Corp., and Baxter Laboratories, already have approvals for their synthetic interferons and since 1986 have been marketing their products. These companies have received wide acceptance from the medical community and the patient population for their products. This will make it more difficult for us once we are able to introduce our product. Competition is only expected to increase in the future. In addition, technological advances made by our competitors may make synthetic products more effective, less costly and with less harmful side effects. Viragen may not be able to keep pace with technological advances by others, either because we do not have sufficient resources or because we cannot achieve greater improvements in our technology. If we are unable to compete with our larger, more experienced competitors, we may be forced to terminate operations.

Competition for funding in the pharmaceutical industry is also intense. As explained above, we have no source of income and may not have sufficient sources of income for a significant period of time, if ever. Additional funds will be needed to conduct clinical trials so we can receive regulatory approvals. We must obtain additional funding from outside sources to conduct these trials. In the event we are unable to locate funding or obtain funding on reasonable terms, we will most likely be required to terminate operations. In that case, any investment in Viragen would be lost.


GOVERNMENT REGULATION MAY AFFECT VIRAGEN'S ABILITY TO DEVELOP AND DISTRIBUTE NATURAL INTERFERON

All pharmaceutical manufacturers are subject to state and federal rules and regulations. In particular, we must comply with the United States Food and Drug Administration guidelines governing the productivity, testing and marketing. European Union regulatory authorities also impose regulations. These rules and regulations are constantly changing,could extend the period of clinical trials, involve costly compliance measures and may restrict our ability to produce and distribute our natural interferon product based on the results of testing. It is possible that we may never receive these regulatory approvals for any specific illness or for the range of illnesses that we are attempting to treat with our natural interferon product.

WE MAY BE REQUIRED TO FOLLOW RESTRICTIVE TESTING PROCEDURES BY THE SCOTTISH AUTHORITIES WHEN WE TEST OUR PRODUCTS ON HUMAN PATIENTS

Our ability to receive the approval of the European Union regulatory authorities depends, in part, on our ability to test natural interferon on human patients which could be limited, since it is a product manufactured from human blood cells which could possibly infect human patients. We are awaiting authorization from the Scottish regulatory authorities in order to go ahead with human testing. We could be required to follow more extensive, protective and expensive testing requirements since our product does involve the potential to infect. We may not have the resources if the testing requires more substantial protective requirements.

IF PATIENTS HAVE PROBLEMS RECEIVING THIRD PARTY REIMBURSEMENTS OF OUR PRODUCT, IT WILL BE MORE DIFFICULT TO MARKET OUR PRODUCT. IN ADDITION, OUR MARKETING COSTS WOULD INCREASE

Our ability to successfully market our products depends in part on the receipt of reimbursements from government health administration authorities, private health coverage insurers and other organizations. The pricing of products similar to those we produce or the amount of reimbursement available from governmental agencies or third party insurers may affect our ability to market our product or market our product at a profit. This is so because limitations on third party reimbursements could restrict the patient population that will make use of our product. Difficulties in getting third party payors to allow reimbursement for our product could also require us to increase our marketing efforts which will involve greater expenses.

OUR PROPRIETARY TECHNOLOGY AND ANY FUTURE PATENTS THAT WE RECEIVE MAY NOT PROVIDE SUFFICIENT PROTECTION TO US

We intend to rely, in part, on our internally developed technology for the efficient and safe production of natural interferon that was developed by Viragen's scientists. We believe that this technology allows us to produce our natural interferon more efficiently and with less possible contaminants making it a more desirable and affordable product. Viragen recently filed two patent applications relating to our Omniferon(TM) production technology. If in fact, we are not successful in obtaining patents or demonstrating that our production process is proprietary under trade secret law, we will have limited protection from those who might copy our technology. In addition, we may be damaged if we are accused of misappropriating a competitor's proprietary technology even if these claims are untrue. We cannot assure you that our patent applications will be approved, and if granted, that these patents or our other proprietary rights will provide necessary protection to us.

TECHNOLOGY TRANSFERS BY VIRAGEN TO THIRD PARTIES MAY NOT RESULT IN REVENUE TO US

One of our proposed marketing strategies is to license the right to use our technology and product manufacturing techniques to third parties, who will in turn use them to produce natural human leukocyte alpha interferon outside the United States. We cannot guarantee that we will be able to successfully market the product or receive revenue from their efforts.

WE MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS AND OUR PRODUCT LIABILITY INSURANCE MAY NOT BE SUFFICIENT TO COVER ALL CLAIMS OR CONTINUE TO BE AVAILABLE TO US

We may be subject to claims for personal injuries or other damages resulting from the use of our natural interferon. In order to protect Viragen against these claims, we maintain product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in total. We cannot be sure that this insurance will be adequate to cover any liabilities that may result from the use of our natural interferon or that we will be able to afford this form of insurance in the future.

OUR RELIANCE ON FOREIGN THIRD PARTY MANUFACTURER MAY DISRUPT OPERATIONS

Viragen (Scotland) Ltd., a wholly-owned subsidiary of Viragen (Europe) Ltd., our majority-owned subsidiary, entered into a manufacturing agreement with the Common Services Agency of Scotland for the production of Omniferon(TM), our natural interferon product. Under this agreement, Viragen (Scotland) Ltd. and the Common Services Agency of Scotland will jointly manufacture Omniferon(TM). Our decision to use an offshore manufacturer could expose Viragen (Scotland) to risks involved with fluctuations in exchange rates of foreign currencies. In addition, relying on the Common Services Agency of Scotland exposes us to all the risks of dealing with a foreign manufacturing source. These include governmental regulations, tariffs, import and export restrictions, transportation, taxes and foreign health and safety regulations.

Foreign manufacturing arrangements will limit our control and may lead to the disruption of our operations which could negatively affect our operations and your investment in us.

WE ARE DEPENDENT ON CERTAIN KEY EXECUTIVES AND THEIR LOSS WOULD BE DAMAGING TO VIRAGEN

Our day-to-day operations are managed by Mr. Gerald Smith, our Chairman of the Board and President, Mr. Dennis W. Healey, our Executive Vice President, Treasurer and Chief Financial Officer, and Dr. D. Magnus Nicolson, the Managing Director of Viragen (Scotland) Ltd. We have employment agreements with Messrs. Smith, Healey and Nicolson which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. However, the loss of their services would have a negative effect on our ability to conduct business. Our future success will greatly depend on our ability to attract and retain additional skilled personnel in various phases of our operations.

OUR TRANSACTION WITH SELLING SECURITY HOLDERS MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS

Based on the current market price of our common stock, we expect to issue approximately 6,000,000 shares of our common stock (or 9.2% of the issued and outstanding common stock as of March 31, 1999) to the selling security holders in connection with the notes and warrants described in this prospectus. The selling security holders may invest additional funds in Viragen on terms virtually identical to those described in the "Selling Security Holders" section of the prospectus for up to an additional $7,000,000, which will include substantially the same conversion terms and penalty provisions. However, neither we nor the selling security holders are obligated to sell or purchase any securities in the future. Because the price the selling security holders must pay for those shares is based on the market price of our common stock on various dates and due to the large percentage of shares of our common stock we may sell to the selling security holders, you may experience substantial dilution of your investment in us. In addition, sales of our shares by the selling security holders may depress the price of our stock in the market. Future transactions with the selling security holders or any other investors could further depress the price of our stock. We will require additional funding to conduct operations. This funding may not be available and will involve further dilution to investors.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES AND PAYMENT OF PENALTY FEES TO SELLING SECURITY HOLDERS COULD CAUSE MORE DILUTION AND NEGATIVELY AFFECT OUR OPERATIONS

As described later on in the "Selling Security Holders" section of this prospectus, we may be obligated to pay the selling security holders penalty fees in excess of the amount of their investment and issue additional shares of our common stock if we default on our obligations to the selling security holders. Triggering events include default under the promissory notes, inability to amend our certificate of incorporation to increase our authorized common stock, failure to maintain effectiveness of our registration under the Securities Act of 1933, delisting of our stock from Nasdaq (which has occurred), and failure to have our registration statement become effective by July 7, 1999 (which has occurred). These penalties involve payments of many thousands of dollars or issuances of large numbers of our shares of common stock which depends on the price of our common stock and the period that we are in non-compliance. If we are required to pay any penalty fees, our ability to finance our current and future operations could be negatively affected. If we are required to issue additional shares of our common stock, your ownership interest in us may be significantly diluted.

OUR OPERATIONS MAY SUFFER FROM COMPUTER PROBLEMS RELATING TO THE YEAR 2000

Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19." Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000.

Because we will rely heavily on computers to conduct our business, we are subject to all the risks associated with the year 2000. We have assessed the scope of our risks related to problems these computer systems may have related to the year 2000 and we believe these risks have been addressed. In addition, we are in the process of questioning our vendors and business partners about their progress in identifying and addressing problems related to the year 2000. However, we cannot assure you that all of these third party systems or our computer systems will be year 2000 compliant.


WE WILL REQUIRE ADDITIONAL FUNDING TO CONDUCT OPERATIONS. THE FUNDING MAY NOT BE AVAILABLE AND WILL INVOLVE FURTHER DILUTION TO INVESTORS


Viragen will continue to require significant funding in the future to continue its operations. In addition to the $2,000,000 received from the selling security holders in the transaction described in this prospectus, the selling security holders and Viragen may conclude similar arrangements for up to an additional $7,000,000 in funding. However, neither the Company nor the selling security holders have the obligation to complete the financing for the additional $7,000,000 in funding. We cannot assume that this additional financing or any additional financing will be available. Given the large amount of funding required by Viragen in the future, any financing will involve the issuance of millions of shares of capital stock of Viragen and substantial dilution to our investors.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE
We have never paid cash dividends on our common stock and do not expect to pay cash dividends on our common stock any time in the near future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, any earnings from operations will be used to finance our growth and will not be paid to our common stockholders in the form of dividends. Since we do not anticipate paying cash dividends on our common stock, return on your investment will depend on an increase in the market value of Viragen's common stock.

POSSIBLE RESALES OF SECURITIES BY CURRENT STOCKHOLDERS MAY HAVE A DEPRESSIVE EFFECT ON THE MARKET VALUE OF OUR STOCK As of March 31, 1999, we had 4,361,177 shares of common stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933. As of March 31, 1999, we had options and warrants outstanding which if exercised would result in 12,039,011 additional shares of our common stock outstanding. The shares of common stock outstanding do not include shares of common stock that may be issued on conversion of various options and warrants. Under Rule 144, a person who holds restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 and sales of common stock covered by registration statements filed by us such as shares covered by this prospectus may reduce the market price of our common stock and increase the number of our publicly held securities.

USE OF PREFERRED STOCK COULD BE USED TO RESIST TAKEOVERS AND MAY ALSO CAUSE POTENTIAL ADDITIONAL DILUTION Our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, of which at May 31, 1999, 2,650 shares of Series A preferred stock and 11 shares of Series I preferred stock were issued and outstanding. Our Certificate of Incorporation gives our Board of Directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize issuance of the preferred stock in one or more series. In addition, we may set the dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders and negatively impact our existing stockholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management in the event we become subject to a hostile takeover that could ultimately benefit Viragen and Viragen's stockholders.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms. Our Securities and Exchange Commission filings are also available to the public from our web site at www.viragen.com or at the Securities and Exchange Commission's web site at http://www.sec.gov.

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling security holder sells all the shares. This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (Registration No. 333-75749).

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

-- Annual Report on Form 10-K/A for the year ended June 30, 1998 (Commission File No. 0-10252)

-- Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0-10252)

-- Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 (Commission File No. 0-10252)

-- Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999 (Commission File No. 0-10252)

-- Future Filings

You may request a copy of these filings and their exhibits, at no cost, by writing or telephoning us at the following address:

Corporate Secretary Viragen, Inc. 865 S.W. 78th Avenue, Suite 100 Plantation, FL 33324 Telephone No.: (954) 233-8746

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling security holders will not make any offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

Viragen, Inc. was organized in 1980 and is in the business of researching and developing products which help the human immune system resist viral infections. Our primary product is a natural interferon product named Omniferon(TM) which is produced from human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases such as hepatitis, multiple sclerosis, cancer and HIV/AIDS.

Our product has not been approved by the United States Food and Drug Administration or the European Union regulatory authorities. Viragen will seek Food and Drug Administration and European Union regulatory authority approval for various uses of its Omniferon(TM) product in the future. This approval requires several years of clinical trials and substantial additional funds. Until 1993, we did not operate actively because of limited funds. As a result of funds previously raised by us as well as funds from the current transaction, we are concentrating our efforts in obtaining approval for our Omniferon(TM) product initially in the European Union and eventually from the Food and Drug Administration for the United States.

Our affiliate, Viragen (Scotland) Ltd., entered into a license and manufacturing agreement with the Common Services Agency of Scotland, and the Scottish National Blood Transfusion Service. As a result of this agreement, the Scottish National Blood Transfusion Service will help in the manufacture of Viragen (Scotland)'s natural interferon product for exclusive distribution in the European Union and on a non-exclusive basis worldwide. The Scottish National Blood Transfusion Service will receive royalties and special access to our Omniferon(TM) product. We have also recently entered into agreements with the American Red Cross, America's Blood Centers and the German Red Cross for supplies of white blood cells. These sources of white blood cells will enable us to manufacture Omniferon(TM) in sufficient quantities to conduct planned European Union and United States clinical trials and, subject to regulatory approvals, also provide for commercial manufacturing in the future.

Our executive offices are at 865 S.W. 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED IN THIS DOCUMENT, THE MATTERS INCLUDED IN THIS PROSPECTUS ARE FORWARD LOOKING AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. VIRAGEN'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED FOR A VARIETY OF FACTORS. THESE FACTORS COULD INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "HIGH RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN VIRAGEN'S
FORM 10-K/A ANNUAL REPORT FILED FOR THE FISCAL YEAR ENDED JUNE 30, 1998, VIRAGEN'S FORM 10-Q QUARTERLY REPORTS FOR THE QUARTERS ENDED SEPTEMBER 30,
1998, DECEMBER 31, 1998, AND MARCH 31, 1999, AS WELL AS THOSE DISCUSSED ELSEWHERE IN OTHER PUBLIC FILINGS MADE BY VIRAGEN WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD LOOKING STATEMENTS INCLUDE VIRAGEN'S STATEMENTS REGARDING LIQUIDITY, ANTICIPATED CASH NEEDS AND AVAILABILITY, AND ANTICIPATED EXPENSE LEVELS IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDING EXPECTED PRODUCT CLINICAL TRIAL INTRODUCTIONS, EXPECTED RESEARCH AND DEVELOPMENT EXPENDITURES, AND RELATED ANTICIPATED COSTS. ALL FORWARD LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO VIRAGEN ON THE DATE OF THIS PROSPECTUS, AND VIRAGEN ASSUMES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT VIRAGEN'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE IN THESE FORWARD LOOKING STATEMENTS.

                            SELLING SECURITY HOLDERS

TRANSACTION OVERVIEW

On March 17, 1999, we entered into a purchase agreement with The Isosceles Fund Limited and Cefeo Investments Limited. We signed an amended agreement to the purchase agreement on June 16, 1999. This amendment reduced the conversion price, waived first refusal rights for an interim financing and extended the date for Viragen to complete the processing of its registration statement. The purchase agreement:

- describes the terms under which we issued Isosceles and Cefeo 8% redeemable promissory notes in the aggregate principal amount of $2,000,000 and warrants to purchase shares of our common stock;

- requires us to indemnify Isosceles, Cefeo and their officers, directors and affiliates from any damages they experience if we breach the purchase agreement; and

- gives Isosceles a right of first refusal to participate in private equity financing we undertake prior to March 17, 2000.

At the same time we executed the purchase agreement, we entered into a Memorandum of Agreement with Isosceles which gives us the opportunity to sell Isosceles an aggregate of up to $7,000,000 of additional notes and warrants in two tranches. Neither Viragen nor the selling security holders have an obligation to complete the subsequent tranches.

THE NOTES

We issued Isosceles and Cefeo promissory notes in the aggregate principal amount of $2,000,000 under the purchase agreement. The principal amount of the notes accrues interest at a rate of 8% annually.


MANDATORY REDEMPTION. In connection with our annual meeting of shareholders we have received authorization to reverse split our common stock or increase the authorized common stock of Viragen. While we are in discussions, both internally and with third parties such as the selling security holders, no decision has been made at this point. The promissory note agreements provided that if we do not obtain the approval of our stockholders to complete up to a 1 for 4 reverse stock split of our outstanding common stock by June 30, 1999, the note holders may require us to redeem an amount of the notes, or any shares of our common stock issued to the note holders upon conversion of the notes, necessary to permit:

          -      conversion of the remaining note(s);

          - re-sale of the shares of our common stock issuable upon conversion of the notes;

          -      issuance of additional shares; and

          -      exercise of the warrants

Any redemption we would be required to make would be at a cash price equal to the greater of 125% of the face amount of the notes or the aggregate conversion price paid for the shares of our common stock issuable on conversion of the notes being redeemed plus all other fees described below.

CONVERSION. One-half of the principal balance and accrued interest on the notes automatically converted into 2,049,534 shares of our common stock on July 8, 1999. In addition, the remaining one-half of the principal balance and accrued interest on the notes will automatically convert into shares of our common stock on August 6, 1999. The conversion price per share is the lesser of $0.50 or the lowest closing bid price of our common stock during the ten consecutive trading days immediately preceding each of the conversion dates. The number of shares of our common stock that will be issued to each note holder on conversion will be determined by dividing the principal balance and accrued interest on the notes by the conversion price in effect on each conversion date.

In addition to the shares issuable on conversion of the notes, the note holders are entitled to receive additional shares of our common stock 30 days after each one-half of the notes convert into shares of our common stock, as required by the re-set provision. The purpose of this arrangement is to make sure that the selling security holders have a return of at least 20% on the shares received on the conversion of the first half of the notes and at least a 22% return on the conversion on the remaining half of the notes.

The number of additional shares to which the note holders are entitled is calculated by dividing $0.644 by the lowest closing bid price of our common stock during the ten consecutive trading days preceding each re-set date. The quotient obtained is multiplied by 1.2 on the first re-set date and 1.22 on the second re-set date. The resulting product is reduced by 1. The resulting number is then multiplied by the shares issued on the first or second conversion dates, as appropriate. A negative number results in zero additional shares. The formula is as follows:

         ((applicable rate x $0.644/future price) -1) x (shares issued)

DELIVERY DEFAULTS. We will commit a delivery default if we do not deliver the shares issuable on conversion of the notes and the additional shares to the note holders within four business days after we receive proper notice from the note holders. If we commit a delivery default we must pay each note holder a late fee of $2,500 in cash for each day we do not deliver the shares issuable on conversion of the notes or the additional shares. Any late fee may, at the note holders' option, be added to the principal amount of the notes.

RESTRICTION. As long as the notes are outstanding, we may not pay any dividend, redeem any of our outstanding securities, assume any liability for borrowed money, lend money or guarantee any obligations, incur any obligations senior to the notes, or sell or lease assets, except in the ordinary course of business, without the prior written consent of the note holders.

DEFAULT. If we default on our obligations under the purchase agreement or the notes, the note holders may require us to immediately pay no less than, and possibly more than, 130% of the principal balance plus the accrued interest and any other sums due the note holders under the notes. Under an alternative default calculation, the payment could exceed 130% based on the valuation of our common stock assuming the notes had been converted into shares of our common stock. If we fail to make the payment within five business days of written notice that the payment is due, the note holders may, in lieu of the payment, require us to immediately issue a number of shares of our common stock equal to the default payment amount divided by the conversion price for the notes then in effect.

THE WARRANTS

The warrants entitle Isosceles and Cefeo to purchase an aggregate of 932,039 shares of our common stock. The warrants are exercisable until March 17, 2004. The warrants are exercisable at the lower of $.50 or the lowest closing bid price of our common stock during the ten consecutive trade days immediately preceding the conversion dates of the notes. The warrants also contain a cashless exercise provision which allows the selling security holders to use the difference between the closing price of the common stock, at the time of exercise, minus the exercise price as a currency to acquire the shares without paying cash. By way of example, if 1,000 shares are being exercised when the closing price is $1.00 and the exercise price is $.40, the selling shareholders could use 400 shares with a market value of $400 to pay for the exercise of the warrants. The holder would receive 600 shares net, as a result of the cashless exercise.

We must reduce the exercise price of the warrants if we sell shares of our common stock, grant options or adjust the exercise prices of options or issue other securities convertible into our common stock at prices less than $.50. We are required to pay the warrant holders a fee of up to $2,500 per day if we do not deliver the shares issuable upon exercise of the warrants within three trading days after the warrants are exercised.

REGISTRATION RIGHTS

The registration rights agreement we entered into with Isosceles and Cefeo requires us to pay Isosceles and Cefeo a fee if any of the following events occur:

- We fail to have a registration statement registering the shares of common stock issuable on the exercise or conversion of the notes and warrants effective on or before July 7, 1999;

- We fail to maintain the effectiveness of the registration statement registering such shares; or

-        Our common stock is de-listed from trading on NASDAQ.

The amount of the fee for each separate default is two percent (2%) monthly of the principal amount of the notes converted plus the exercise price paid for warrants exercised plus the principal amount of outstanding unconverted notes.

We are also obligated to redeem for cash all notes, warrants and common stock issued upon exercise or conversion of either, if beginning September 13, 1999, the registration statement ceases to be effective for a period of 30 consecutive business days or 60 business days during any 12 month period. The redemption price is equal to the greater of:

- the number of shares of our common stock issuable upon conversion of the notes or exercise of the warrants (less the exercise price of the warrants) by the selling security holders multiplied by the high trade price of our common stock on the day we receive redemption notice from the selling security holders; or

- 115% of the principal amount of the notes, the aggregate exercise price paid for the exercise of the warrants plus any other fees described above owed to the selling security holder.

ADDITIONAL WARRANTS

We also issued warrants to purchase an aggregate of up to 155,339 shares of our common stock at $.773 per share to Ballsbridge Finance Limited, Elliot Layne & Associates, Inc. and Ven-Gua Capital Markets, Ltd. in consideration for introducing Viragen to Isosceles and Cefeo. The warrants issued to Ballsbridge, Elliot Layne and Ven-Gua are exercisable currently until March 17, 2004. As we did not pre-pay the notes issued to Isosceles and Cefeo before July 7, 1999, one-half of the warrants issued to Ballsbridge, Elliot Layne and Ven-Gua were returned to Viragen. We entered into a registration rights agreement with Ballsbridge, Elliot Layne & Associates and Ven-Gua similar to the one we entered into with Isosceles and Cefeo.

The following table sets forth as of March 17, 1999 (1) the name of the selling security holders, (2) the amount of common stock held directly or indirectly or underlying the notes and the warrants to be offered by the selling security holders and (3) the amount to be owned by the selling security holders following the sale of such shares. As of June 30, 1999, there were outstanding 69,068,485 shares of Viragen's common stock.

The total of 11,000,000 potential shares allocated to the selling security holders was a total amount agreed upon with the investors rather than derived by a specific anticipated conversion price and reflects coverage of potential additional shares sufficient to allow for contingency issuances under the re-set provisions of the convertible notes.

                                                                          Percentage
                                                                          of Shares             Shares to be
Name of Selling                                     Number of             Owned Prior           Owned After
Security Holders                                    Shares Owned          to Offering           Offering
----------------                                    ------------          -----------           ------------
The Isosceles Fund Limited (1)                       8,133,496               12.5%                 0
Cefeo Investments Limited (2)                        2,711,165                4.2%                 0
Ballsbridge Finance, Limited (3)                        38,835                  *                  0
Elliott Layne & Associates, Inc. (3)                    58,252                  *                  0
Ven-Gua Capital Markets Ltd. (3)                        58,252                  *                  0

-------------
* Denotes less than 1%

(1) Assumes that (A) 7,434,467 shares will be acquired upon conversion of notes and (B) 699,029 shares will be acquired upon the exercise of warrants. The Isosceles Fund is beneficially owned by Linford Asset Management Ltd.

(2) Assumes that (A) 2,478,155 shares will be acquired upon conversion of notes and (B) 233,010 shares will be acquired upon the exercise of warrants. Cefeo Investments Limited is beneficially owned by Banca, Privata, Solari and Blum, S.A.

(3) Issuable upon exercise of warrants exercisable at $.773 per share until March 17, 2004.

Viragen agreed to pay for all costs and expenses in the issuance, offer, sale and delivery of the shares of our common stock. These include, all expenses and fees of preparing, filing and printing the registration statement and mailing of these items. Viragen will not pay selling commissions and expenses for any sales by the selling security holders. Viragen will indemnify the selling security holders against civil liabilities including liabilities under the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

These shares of our common stock may be sold by the selling security holders, or by other successors in interest. The sales may be made on one or more exchanges or in the over-the-counter market or at prices related to the then current market price, or in negotiated transactions.

The shares of our common stock may be sold by one or more of the following methods, including, without limitation:

         (1) a block trade in which the broker-dealer who is so engaged will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal;

         (2) purchases by a broker or dealer as principal and resale by such broker or dealer;

         (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (4) face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary.

In addition, the selling security holders may, subject to the restrictions described below and previously under "Selling Security Holders", sell short the common stock of Viragen. In these instances, this prospectus may be delivered in connection with such short sale and the shares offered may be used to cover this short sale. The selling security holders may be considered underwriters within the meaning of the Securities Act of 1933, in connection with the sale of the shares offered by this prospects. In making sales, broker-dealers or agents used by the selling security holders may arrange for other broker-dealers or agents to participate. These broker-dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to the sale. These broker-dealers and agents and any other participating broker-dealers or agents, as well as the selling security holders and the placement agent, may be considered to be "underwriters" within the meaning of the Securities Act of 1933. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 may be sold under Rule 144 rather than by this prospectus.

We informed the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have furnished the selling security holders with a copy of these rules. We have also informed the selling security holders that they must deliver a copy of this prospectus with any sale of their shares.

                           DESCRIPTION OF SECURITIES

Viragen is currently authorized to issue up to 75,000,000 shares of common stock, par value $.01 per share, of which 69,068,485 shares were outstanding as of June 30, 1999. Viragen is also authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, of which 2,650 shares of Series A preferred stock and 11 shares of Series I preferred stock were outstanding as of June 30, 1999.

COMMON STOCK

Subject to the dividend rights of the holders of preferred stock, holders of shares of common stock are entitled to share, on a proportionate basis, such dividends as may be declared by the Board of Directors. Upon liquidation, dissolution or winding up of Viragen, after payment to creditors and holders of our outstanding preferred stock, Viragen's assets will be divided proportionately on a per share basis among the holders of our common stock.

Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights, which means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Viragen's By-Laws provide that a majority of the issued and outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable.

PREFERRED STOCK

Viragen is authorized to issue a total of 1,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock may be issued by resolutions of Viragen's Board of Directors without any action of the stockholders. These resolutions may authorize issuances of such preferred stock in one or more series. In addition, they may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series.

While Viragen includes preferred stock in its capitalization to improve its financial flexibility, preferred stock could possibly be used by Viragen to preserve control by present management in the event of a potential hostile takeover of Viragen. In addition, the issuance of large blocks of preferred stock could also have a dilutive effect to existing holders of Viragen's common stock.

SERIES A PREFERRED STOCK

Viragen established the Series A preferred stock in November 1986. Each share of Series A preferred stock is immediately convertible into 4.26 shares of our common stock. Dividends on the Series A preferred stock are cumulative, have priority to our common stock and are payable in either cash or common stock, at Viragen's option.

The Series A preferred stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting is limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A preferred stock is redeemable at the option of Viragen at any time after expiration of ten consecutive business days during which the bid or last sale price for our common stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation for the Series A preferred stock.

Owners of the Series A preferred stock are entitled to receive $10.00 per share, plus accrued and unpaid dividends, upon liquidation, dissolution or winding up of Viragen before any distribution or payment is made to holders of the common stock or other stock of Viragen junior to the Series A preferred stock.

SERIES I PREFERRED STOCK

The Series I preferred stock have no dividends, although an 8% accretion factor has been included for purposes of determining the liquidation and conversion amounts. The Series I preferred stock carries no voting rights and has a stated value of $10,000 per share.

The Series I preferred stock and the 8% accretion factor is convertible into shares of our common stock at the lower of:

         (1)      $1.59; or

         (2) the variable conversion price which will equal 82% of the market price on the date of conversion.

The amount of the shares of our common stock a holder of the Series I preferred stock may convert into is limited to a maximum of 15% of the aggregate principal amount of the Series I preferred stock issued to a holder for each monthly period. This is subject to a maximum of 25% per monthly period if the holder has not elected to convert the permitted 15% amount for the series during any previous monthly conversion period. In addition, this conversion quota will not be applicable in the event Viragen completes a private offering of its debt or equity securities.

At Viragen's option, any shares of Series I preferred stock which are outstanding on August 19, 2000 will either be (1) automatically converted at the conversion rate in effect at that time or (2) automatically redeemed at $10,000 per preferred share plus any liquidated damages and any other cash payments then due from Viragen.

Viragen also has the right to redeem all or any part of the Series I preferred stock submitted for conversion if on the date of conversion the conversion price of Viragen's common stock is less than $1.50. Under the right to redeem option, if the closing bid price of the common stock on the date of conversion is less than $1.50, the redemption price paid by Viragen to the holder will be $11,200 per share of the Series I preferred stock. On the other hand, if the closing bid price is greater than $1.50, the redemption price paid by Viragen to the holder will be $11,750 per share of Series I preferred stock.

                            OVER-THE-COUNTER MARKET

Viragen's common stock is traded on the OTC Bulleting Board. In the event we do not maintain a minimum net tangible worth of at least $2,000,000, our common stock will be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell Viragen's securities. It also may affect the ability of purchasers in this offering to sell their shares in the secondary market. See the section of this prospectus entitled "High Risk Factors" for more information on the topics discussed above.

                                 TRANSFER AGENT

The transfer agent for the shares of our common stock is Chase Mellon Shareholders Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                                 LEGAL MATTERS

The validity of the issuance of the shares of our common stock being offered hereby will be passed upon by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of our common stock.

                                    EXPERTS

Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended June 30, 1998, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                INDEMNIFICATION

Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorneys' fees, actually and reasonably incurred by him or her.

Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of Viragen, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. Viragen will be governed by the final adjudication of such issue.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, all of which are being paid by Viragen, in connection with this offering.

                      Registration fee......................................            $ 1,734
                      Legal fees and expenses...............................             10,000*
                      Accounting fees and expenses..........................             10,000*
                      Printing expenses.....................................              3,000*
                      Miscellaneous.........................................              2,266*
                      --------------                                                    --------

                      Total..................................................           $27,000*
                      =====                                                             ========

*Estimated

Item 15.          Indemnification of Directors and Officers.

           Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorneys' fees, actually and reasonably incurred by him or her.

Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of Viragen, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. Viragen will be governed by the final adjudication of such issue.

Item 16. Exhibits.

EXHIBIT           DESCRIPTION
                  -----------
    (2)           Plan of acquisition, reorganization, arrangement, liquidation or succession (incorporated by reference to Viragen's
                  registration statement on Form S-3 dated April 15, 1997, as amended, File No. 333-25187, Part II, Item 16, (2)("April
                  1997 Form S-3)).

 (2)(i)           Plan of Merger between Florida Immunological Institute, Inc.
                  and Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to Viragen's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986
                  Form S-2"), Part II, Item 16, 2.1)

(2)(ii)           Articles of Merger of Florida Immunological Institute into
                  Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to 1986 Form S-2, Part II, Item 16, 2.2)

 (3)(i) Articles of Incorporation and By-Laws (incorporated by reference to Viragen's registration statement on Form S-1, dated June 8, 1981, as amended, File No. 2-72691, "Form S-1",
                  Part II, Item 30(b) 3.1 and 3.2)

(3)(ii) Amended Certificate of Incorporation (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.2)

       (4) Instruments defining the rights of security holders, including indentures (incorporated by reference to April 1997
                  Form S-3, Item 16, (4))

    (4)(i) Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II,
                  Item 16, 4.4)

   (4)(ii)        Specimen Certificate for Unit (Series A Preferred Stock and
                  Class A Warrant) (incorporated by reference to 1986 Form S-2,
                  Part II, Item 16, 4.5)

  (4)(iii)        Omitted II-2

   (4)(iv)        Omitted

    (4)(v)        Omitted

   (4)(vi)        Omitted

  (4)(vii)        Omitted

 (4)(viii)        Form of three year 8.5% Convertible Subordinated Debenture
                  (incorporated by reference to Viragen's Current Report on Form 8- K dated November 17, 1993)

   (4)(ix) Form of Stock Option Agreement dated November 19, 1993, issued to Messrs. Dennis W. Healey and Peter D. Fischbein
                  (incorporated by reference to Viragen's Current Report on Form 8-K dated November 17, 1993)

    (4)(x)        1995 Stock Option Plan (incorporated by reference to the
                  Company's Registration Statement on Form S-8 filed June 9,
                  1995)

   (4)(xi)        Certificate of Designation for Series B Preferred Stock,
                  (incorporated by reference to Viragen's Current Report on Form 8-K dated June 7, 1996)

  (4)(xii)        Omitted

 (4)(xiii)        Certificate of Designations Preferences and Rights for Series
                  C Preferred Stock (incorporated by reference to Viragen's
                  Current Report on Form 8-K dated February 14, 1997)

  (4)(xiv)        Certificate of Designations Preferences and Rights for Series
                  D Preferred Stock (incorporated by reference to Viragen's
                  Current Report on Form 8-K dated February 14, 1997)

   (4)(xv)        Certificate of Designations, Preferences and Rights for
                  Series E Preferred Stock (incorporated by reference to
                  Viragen's Current Report on Form 8-K dated March 6, 1997)

  (4)(xvi)        Certificate of Designations, Preferences and Rights for
                  Series F Preferred Stock (incorporated by reference to
                  Viragen's Current Report on Form 8-K dated September 22,
                  1997)

 (4)(xvii)        Certificate of Designations, Preferences and Rights for
                  Series G 10% Cumulative Convertible Preferred Stock
                  (incorporated by reference to Viragen's Current Report on Form 8-K dated September 22, 1997)

 (4)(xvii)        Certificate of Designations, Preferences and Rights for
                  Series H Preferred Stock (incorporated by reference to
                  Viragen's Registration Statement on Form S-3 (File No.
                  333-65199))

(4)(xviii)        Certificate of Designations, Preferences and Rights of Series
                  I Preferred Stock (incorporated by reference to Viragen's
                  Registration Statement on Form S-3 (File No. 333-65199))

       (5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered (incorporated by reference to Viragen's Amendment #1 to Registration Statement on Form S-3 filed on June 21, 1999, File No. 333-75749).

      (10)        Material contracts

   (10)(i)        Research Agreement between the Registrant and Viragen
                  Research Associates Limited Partnership dated December 29,
                  1983(incorporated by reference to Medicore S-1, File No.
                  2-89390, dated February 10, 1984 ("Medicore S-1"), Part II,
                  Item 16(a)(10)(xxxiii))

  (10)(ii)        License Agreement between the Registrant and Viragen Research
                  Associates Limited Partnership dated December 29, 1983
                  (incorporated by reference to Medicore S-1, Part II, Item 16
                  (a)(10)(xxxiv))

EXHIBIT           DESCRIPTION
                  -----------
  (10)(iii)       Omitted

   (10)(iv)       Royalty Agreement between Viragen and Medicore, Inc. dated
                  November 7, 1986 (incorporated by reference to the November
                  1986 Form 8-K, Item 7(c)(i))

    (10)(v)       Amendment to Royalty Agreement between Viragen and Medicore,
                  Inc. dated November 21, 1989 (incorporated by reference to
                  Viragen's Current Report on Form 8-K dated December 6, 1989,
                  Item 7 (c)(i))

   (10)(vi)       Promissory Note from Viragen to Medicore, Inc. dated August
                  6, 1991 (incorporated by reference to Viragen's 1991 Form
                  10-K, Part IV, Item 10(a)(10)(xx))

  (10)(vii)       Loan Agreement between Viragen and Medicore, Inc. dated
                  January 31, 1991 (incorporated by reference to Viragen's
                  Current Report on Form 8-K dated February 26, 1991, Item
                  7(c)(ii))

 (10)(viii)       Amendment to Loan Agreement between Viragen and Medicore,
                  Inc. dated August 6, 1991 (incorporated by reference to
                  Viragen's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxi))

   (10)(ix)       Florida Real Estate Mortgage and Security Agreement from
                  Viragen to Medicore, Inc. dated August 6, 1991 (incorporated by reference to Viragen's 1991 Form 10-K, Part IV, Item
                  14(a)(10)(xxii))

    (10)(x)       Omitted

   (10)(xi)       Omitted

  (10)(xii)       Promissory Note to Equitable Bank dated August 2, 1991
                  (incorporated by reference to Viragen's Quarterly Report on Form 10-Q for the second quarter ended June 30, 1991 ("June,
                  1991 Form 10-Q"), Part II, Item 6(a)(28)(i))

 (10)(xiii) Mortgage and Security Agreement issued to the Equitable Bank dated August 2, 1991 (incorporated by reference to Viragen's
                  June, 1991 Form 10-Q, Part II, Item 6(a)(28)(ii))

  (10)(xiv)       Acquisition Agreement between Viragen and Medicore, Inc.
                  dated August 2, 1991 (incorporated by reference to Viragen's
                  1991 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

   (10)(xv)       Lease between Viragen and Medicore, Inc. dated December 8,
                  1992 (incorporated by reference to Viragen's Current Report on Form 8-K, dated January 21, 1993 ("January 1993 Form
                  8-K"), Item 7(c)(10)(i))

  (10)(xvi)       Addendum to Lease between Viragen and Medicore, Inc. dated
                  January 15, 1993 (incorporated by reference to Viragen's
                  January 1993 Form 8-K, Item 7(c)(10)(ii))

 (10)(xvii)       Agreement for Sale of Stock between Viragen and Cytoferon
                  Corp. dated February 5, 1993 (incorporated by reference to
                  Viragen's Current Report on Form 8-K, dated February 11,
                  1993, Item 7(c)(28))

(10)(xviii) Addendum to Agreement for Sale of Stock between Viragen and Cytoferon Corp. dated May 4, 1993 (incorporated by reference to Viragen's Current Report on Form 8-K dated May
                  5, 1993, Item 7(c)(28)(i))

  (10)(xix)       Amendment No. 2 to the Royalty Agreement between Viragen and
                  Medicore, Inc. dated May 11, 1993 (incorporated by reference to Viragen's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xix))

   (10)(xx)       Note and Mortgage Modification Agreement between Viragen and
                  Medicore, Inc. dated August 18, 1993 (incorporated by reference to Viragen's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xx))

  (10)(xxi)       Amendment No. 2 to the Loan Agreement between Viragen and
                  Medicore, Inc. dated August 18, 1993 (incorporated by reference to Viragen's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xxi))

 (10)(xxii)       Amendment to Acquisition Agreement between Viragen and
                  Medicore, Inc. dated August 18, 1993 (incorporated by reference to Viragen's June 30, 1993 Form 10-K, Part IV, Item
                  14(a)(10)(xxii))

(10)(xxiii)       Marketing and Management Services Agreement between
                  Viragen and Cytoferon Corp. dated August 18, 1993
                  (incorporated by reference to Viragen's June 30, 1993 Form
                  10-K, Part IV, Item 14(a)(10)(xxiii))

 (10)(xxiv)       Agreement for Sale of Stock between Cytoferon and Viragen
                  dated November 19, 1993 (incorporated by reference to
                  Viragen's current report on Form 8-K, dated November 12,
                  1993)

EXHIBIT           DESCRIPTION
                  -----------
    (10)(xxv)     Employment Agreement between Gerald Smith and Viragen dated
                  November 19, 1993 (incorporated by reference to the Company's current report on Form 8-K, dated November 12, 1993) as
                  amended by Modified Employment Agreement dated December 15,
                  1994. (incorporated by reference to Viragen's 1995 Form SB-2,
                  Part II, Item 27(10)(xxv)

   (10)(xxvi)     Common Stock Purchase Warrant Agreement between Northlea
                  Partners Ltd. and Viragen dated January 6, 1994 (incorporated by reference to Viragen's Current Report on Form 8- K, dated
                  November 17, 1993)

  (10)(xxvii)     Management Consulting Agreement between Viragen, Medvest,
                  Inc. and Dr. John Abeles dated January 6, 1994 (incorporated by reference to Viragen's Current Report on Form 8-K, dated
                  November 17, 1993)

 (10)(xxviii) Employment Agreement between Dennis W. Healey and Viragen dated April 8, 1994 (incorporated by reference to Viragen'sAnnual Report on Form 10-K for the year ended June
                  30, 1994) as amended by Modified Employment Agreement dated
                  December 15, 1994

   (10)(xxix)     Promissory Note between Viragen and Gerald Smith dated April
                  18, 1994 (incorporated by reference to Viragen's June 30,
                  1994 Form 10-K, Part IV, Item 14(a)(10)(xxviii))

    (10)(xxx) Employment Agreement between Charles F. Fistel and Viragen dated July 1, 1994 (incorporated by reference to Viragen's
                  Annual Report on Form 10-K for the year ended June 30, 1994) as amended by Modified Employment Agreement dated December
                  15, 1994

   (10)(xxxi) Placement Agent Agreement and Common Stock Purchase Warrant issued to Laidlaw Equities, Inc. and designees (incorporated by reference to the April 1997 Form S-3, Part II, Item 16,
                  10(xxxi)).

  (10)(xxxii)     Amendment No. 1 to Agreement for Sale of Stock with Cytoferon
                  (incorporated by reference to the Company's 1995 Form SB-2,
                  Part II, Item 27(10)(xxxii)) (10)(xxxiii) Modified Sale of
                  Stock and Stock Option Agreement with Peter D. Fischbein(1)
                  (incorporated by reference to Viragen's 1995 Form SB-2, Part
                  II, Item 27(10)(xxxiii))

  (10)(xxxiv)     Agreement with Moty Hermon (incorporated by reference to
                  Viragen's 1995 Form SB-2, Part II, Item 27(10)(xxxiv))
                  (10)(xxxv) Agreement with University of Nebraska Medical
                  Center (incorporated by reference to Viragen's 1995 Form
                  SB-2, Part II, Item 27(10)(xxxv))

  (10)(xxxvi)     License and Manufacturing Agreement with Common Services
                  Agency (incorporated by reference to Viragen's 1995 Form
                  SB-2, Part II, Item 27(10)(xxxiv))

 (10)(xxxvii)     Agreed Motion for Consent Final Order and Settlement
                  Agreement dated August 29, 1995 (incorporated by reference to
                  Viragen's June 30, 1995 Form 10-KSB)

(10)(xxxviii)     Agreement and Plan of Reorganization dated November 8,
                  1995 and Amendment thereto (incorporated by reference to
                  Viragen's Post-Effective Amendment No. 1 to Registration
                  Statement on Form SB-2)

  (10)(xxxix) Private Securities Subscription Agreement dated June 7, 1996, and Registration Rights Agreement (incorporated by reference to Viragen's Current Report on Form 8-K dated June 7, 1996)

     (10)(xl) Employment Agreement between Charles F. Fistel and Viragen dated July 1, 1996 (incorporated by reference to Viragen's
                  Annual Report on Form 10-K for the year ended June 30, 1996)
                  (10)(xli) Stock Option Agreement between Viragen and Fred D.
                  Hirt dated August 2, 1996 (incorporated by reference to
                  Viragen's Annual Report on Form 10-K for the year ended June
                  30, 1996)

   (10)(xlii)     Form of Private Securities Subscription Agreement dated
                  November 27, 1996 and related Registration Rights Agreement and Common Stock Purchase Warrant (incorporated by reference to Viragen's Current Report on Form 8-K dated February 14,
                  1997)

  (10)(xliii)     Private Securities Subscription Agreement dated February 3,
                  1997 and related Regulation Rights Agreement, Common Stock
                  Purchase Warrant and related agreements (incorporated by reference to Viragen's Current Report on Form 8-K dated
                  February 14, 1997)

   (10)(xliv) Securities Purchase Agreement dated as of December 31, 1996 and related Registration Rights Agreement (incorporated by reference to Viragen's Current Report on Form 8-K dated March
                  6, 1997)

    (10)(xlv)     Employment Agreement between Gerald Smith and Viragen dated
                  March 1, 1997 (incorporated by reference to the Company's
                  Annual Report on Form 10-K, dated June 30, 1997)

   (10)(xlvi) Employment Agreement between Dennis W. Healey and Viragen dated March 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June
                  30, 1997)

EXHIBIT           DESCRIPTION
                  -----------
 (10)(xlvii)      Employment Agreement between Robert C. Reeh and Viragen dated
                  May 19, 1997 (incorporated by reference to Viragen's Annual
                  Report on Form 10-K for the year ended June 30, 1997)

(10)(xlviii)      11 month 10% Promissory Note dated July 1, 1997
                  (incorporated by reference to Viragen's Current Report on Form 8-K dated August 28, 1997)

  (10)(xlix) Employment Agreement between Robert H. Zeiger and Viragen dated August 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June
                  30, 1997)

     (10)(l)      Omitted

    (10)(li)      Omitted

   (10)(lii)      Stock Exchange Agreement (Series F Convertible Preferred
                  Stock Exchange Agreement) (incorporated by reference to the Company's Current Report on Form 8-K dated September 22,
                  1997, Item 7(c) 4)

  (10)(liii)      Stock Exchange Agreement (Series G Convertible Preferred
                  Stock Exchange Agreement) (incorporated by reference to the Company's Current Report on Form 8-K dated September 22,
                  1997, Item 7(c)5)

   (10)(liv) 10% Promissory Note to Clearwater Fund IV, LTD. (incorporated by reference to Viragen's Current Report on Form 8-K dated
                  September 22, 1997, Item 7(c)1)

    (10)(lv)      Cooperation and Supply Agreement between Viragen and the
                  German Red Cross dated May 19, 1998 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended June 30, 1998)

   (10)(lvi)      Series H Convertible Preferred Stock, Form of Subscription
                  Agreement dated February 17, 1998 and related Registration
                  Rights Agreement and Common Stock Purchase Warrants
                  (incorporated by reference to Viragen's Registration
                  Statement on Form S-3 dated April 17, 1998)

  (10)(lvii)      Series I Convertible Preferred Stock, Form of Subscription
                  Agreement dated April 2, 1998 and related Registration Rights
                  Agreement and Common Stock Purchase Warrants (incorporated by reference to Viragen's Registration Statement on Form S-3 dated April 17, 1998)

 (10)(lviii)      Cooperation and Supply Agreement between Viragen, Viragen
                  Deutschland GmbH and German Red Cross dated March 19, 1998
                  (Certain portions of this exhibit have been redacted pursuant to a Confidentiality request submitted to the Securities and Exchange Commission (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June
                  30, 1998)

   (10)(lix) Buffycoat Supply Agreement between American's Blood Centers and Viragen dated July 15, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality
                  Request submitted to the Securities and Exchange Commission)
                  II-9 (incorporated by reference to Viragen's Annual Report on
                  Form 10-K for the year ended June 30, 1998) (10)(lx)
                  Agreement between Viragen the American Red Cross dated August
                  18, 1998 (incorporated by reference to Viragen's Annual
                  Report on Form 10-K for the year ended June 30, 1998)

   (10)(lxi)      Placement Agreement, Placement Agent Warrant and Investor
                  Warrant dated September 22, 1998 (incorporated by reference to Viragen's Annual Report on Form 10-K for the year ended
                  June 30, 1998)

    10(lxii) Purchase Agreement between the Registrant, the Isosceles Fund and Cefeo Investments Limited dated March 17, 1999
                  (incorporated by reference to Viragen's Amemdment No. 1 to
                  Registration Statement on Form S-3 filed on June 21, 1999,
                  File No. 333-75749).

   10(lxiii)      8% Redeemable Convertible Promissory Note to the Isosceles
                  Fund dated March 17, 1999. (incorporated by reference to
                  Viragen's Form S-3 registration statement filed April 6,
                  1999, File No. 333-75749)

    10(lxiv)      8% Redeemable Convertible Promissory Note to Cefeo
                  Investments Limited dated March 17, 1999. (incorporated by reference to Viragen's Form S-3 registration statement filed
                  April 6, 1999, File No. 333-75749)

     10(lxv) Common Stock Purchase Warrant issued to the Isosceles Fund dated March 17, 1999. (incorporated by reference to Viragen's
                  Form S-3 registration statement filed April 6, 1999, File No.
                  333-75749)

    10(lxvi)      Common Stock Purchase Warrant issued to Cefeo Investments
                  Limited dated March 17, 1999. (incorporated by reference to
                  Viragen's Form S-3 registration statement filed April 6,
                  1999, File No. 333-75749)

EXHIBIT           DESCRIPTION
                  -----------
 10(lxvii)        Common Stock Purchase Warrant issued to Ven-Gua Capital
                  Markets Ltd. dated March 17, 1999. (incorporated by reference to Viragen's Form S-3 registration statement filed April 6,
                  1999, File No. 333-75749)

10(lxviii)        Common Stock Purchase Warrant issued to Elliott, Lane &
                  Associates, Inc. dated March 17, 1999. (incorporated by
                  reference to Viragen's Form S-3 registration statement filed
                  April 6, 1999, File No. 333-75749)

  10(lxix)        Common Stock Purchase Warrant issued to Ballsbridge Finance
                  Ltd dated March 17, 1999. (incorporated by reference to
                  Viragen's Form S-3 registration statement filed April 6,
                  1999, File No.333-75749)

   10(lxx)        Registration Rights Agreement between the Registrant, The
                  Isosceles Fund and Cefeo Investments Limited dated March 17,
                  1999. (incorporated by reference to Viragen's Form S-3 registration statement filed April 6, 1999, File
                  No.333-75749)

  10(lxxi)        Registration Rights Agreement between the Registrant,
                  Ballsbridge Finance Limited, Elliot, Lane & Associates, Inc.
                  and Ven-Gua Capital Markets, Ltd. dated March 17,
                  1999.(incorporated by reference to Viragen's Form S-3 registration statement filed April 6, 1999, File No.
                  333-75749)

 10(lxxii)        Agreement of Consent, Waiver and Amendment between the
                  Registrant, the Isosceles Fund and Cefeo Investments Limited
                  dated June 16, 1999*

      (11) Computation of Per Share Earnings (incorporated by reference to Viragen's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1999, Part II, Item 6 (11))

      (21) Subsidiaries of the Registrant (incorporated by reference to Viragen's June 30, 1998 Form 10-K/A)

   (23)(i)        Consent of Ernst & Young LLP*

  (23)(ii) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included as part of Exhibit (5))

* Filed herewith.

Item 17. UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (i) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (ii) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof;

                  (iii) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

                  (iv) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Viragen certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 14th day of July, 1999.

                                 VIRAGEN, INC.

                         By: /s/ Gerald Smith
                         --------------------
                         Gerald Smith
                         Chairman of the Board of Directors
                         and President

SIGNATURE                                       TITLE                                                    DATE
                                                -----                                                    ----
/s/ Gerald Smith                                Chairman of the                                          July 14, 1999
----------------------------------              Board of Directors,
Gerald Smith                                    President and Principal
                                                Executive Officer

/s/ Dennis W. Healey                            Executive Vice President                                 July 14, 1999
----------------------------------              Treasurer, Principal
Dennis W. Healey                                Financial Officer,
                                                Director and Secretary

/s/ Jose I. Ortega                              Controller and Principal                                 July 14, 1999
----------------------------------              Accounting Officer
Jose I. Ortega

/s/ Sidney Dworkin                              Director                                                 July 14, 1999
----------------------------------
Sidney Dworkin

/s/ Peter D. Fischbein                          Director                                                 July 14, 1999
----------------------------------
Peter D. Fischbein

/s/ Carl N. Singer                              Director                                                 July 14, 1999
----------------------------------
Carl N. Singer

/s/ Charles J. Simons                           Director                                                 July 14, 1999
-----------------------------------
Charles J. Simons

/s/ Robert H. Zeiger                            Director                                                 July 14, 1999
-----------------------------------
Robert H. Zeiger

/s/ Robert Salisbury                            Director                                                 July 14, 1999
-----------------------------------
Robert Salisbury